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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the registration statement of Form S-4 of BNSF Corporation and the registration statement on Form S-4, as amended, of Burlington Northern Inc., of our report dated December 22, 1994 on our audit of the balance sheet of BNSF Corporation as of December 22, 1994. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

December 23, 1994
Fort Worth, Texas